Exhibit 99.1

ReWalk Robotics Reports Second Quarter 2019 Financial Results

— 2019 second quarter total revenue of $0.9 million —

— Received FDA & CE clearance for ReStore Exo-Suit —

YOKNEAM ILIT, Israel / MARLBOROUGH, Mass., Aug. 08, 2019 (GLOBE NEWSWIRE) -- ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and six months ended June 30, 2019.

Highlights of and subsequent to the second quarter of 2019 include:

●	Total revenue for the second quarter of 2019 was $0.9 million;

●	Gross margin improved to 50% in the second quarter of 2019, compared to 43% in the prior year quarter;

●	14 units were placed during the second quarter of 2019, including 13 ReWalk Personal devices and one ReStore device;

●	The ReStore exo-suit for stroke rehabilitation received FDA & CE clearances for sale to rehabilitation clinics in the United States and within the European Union; and

●	Raised $20.2 million in gross proceeds in several fundraising events.

“The second quarter included several milestone achievements relating to the ReStore exo-suit, the first soft wearable robotic system for stroke patients, including FDA & CE clearances, successful production, initiation of sales activities and delivery of the first system for stroke patients. Broadening the foundation of the company with commercialization of a unique and disruptive technology into a second and much larger market has been a key strategic objective of the company over the past three years and will be the basis for our future growth in revenues” said Larry Jasinski, Chief Executive Officer of ReWalk. “Our ReWalk spinal cord injury product had an uneven sales pattern this quarter, with many of the expected Q2 sales deferred into July. Importantly, with the second quarter fundraising and continued expense management, we have strengthened our balance sheet and have helped to establish a financial runway where we will work to demonstrate the potential and growth of our market changing products.”

Second Quarter 2019 Financial Results

Total revenue was $0.9 million for the second quarter of 2019, compared to $1.8 million during the prior year quarter. 13 ReWalk systems were placed during the second quarter of 2019, compared to 21 systems in the prior year quarter. Nine ReWalk Personal units were placed in Europe, four in the U.S. and our first ReStore unit was placed during the second quarter.

Gross margin was 50% during the second quarter of 2019, compared to 43% in the second quarter of 2018. The increase was primarily attributable to higher average selling price due to a change in sales mix of our ReWalk Personal device.

Total operating expenses in the second quarter of 2019 decreased to $4.7 million, compared to $6.0 million in the prior year period.

Net loss was $4.6 million for the second quarter of 2019, compared to a net loss of $5.8 million in the second quarter of 2018.

Non-GAAP net loss for the second quarter of 2019 was $4.2 million, compared with a non-GAAP net loss of $4.7 million in the second quarter of 2018. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of June 30, 2019, ReWalk had $24 million in cash on its balance sheet and $7.9 million in short- and long-term debt.

Conference Call

ReWalk management will host its second quarter 2019 conference call as follows:

Date		Thursday, August 8, 2019
Time		8:30 AM EDT
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
Access code		1892609
Webcast (live, listen-only and archive)		www.rewalk.com under the “Investors” section.

The archived webcast will be available at https://edge.media-server.com/mmc/p/b7rmhiy2 and/or through the Company’s website at www.rewalk.com under the “Investors” section for 30 days after completion of the call.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd in Europe.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; the risk of substantial dilution resulting from other periodic issuances of ReWalk’s ordinary shares, including pursuant to warrant exercises; the impact of substantial sales of ReWalk shares by certain shareholders on the market price of ReWalk’s ordinary shares; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; the risk of dilution following the recently-effected increase in authorized share capital; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to repay its secured indebtedness; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study and ReWalk’s 510k submission for the ReStore for stroke patients; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of ReWalk’s IT systems significantly disrupting our business operations; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to establish a pathway to commercialize its products in China; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward- looking statements, whether as a result of new information, future developments or otherwise.

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Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2019 and 2018, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Ori Gon

Chief Financial Officer

ReWalk Robotics Ltd.

T: +972-4-9590123

E: investorrelations@rewalk.com

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ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

Revenue	$877	$1,770	$2,458	$3,349
Cost of revenues	442	1,003	1,097	1,900

Gross profit	435	767	1,361	1,449

Operating expenses:
Research and development, net	1,860	1,897	3,274	4,048
Sales and marketing	1,531	1,925	3,118	4,261
General and administrative	1,279	2,221	2,779	4,258
Total operating expenses	4,670	6,043	9,171	12,567

Operating loss	(4,235)	(5,276)	(7,810)	(11,118)
Financial expenses, net	353	522	771	1,007

Loss before income taxes	(4,588)	(5,798)	(8,581)	(12,125)

Income taxes (tax benefit)	(1)	(1)	6	(1)

Net loss	$(4,587)	$(5,797)	$(8,587)	$(12,124)

Net loss per ordinary share, basic and diluted	$(0.88)	$(4.42)	$(2.03)	$(9.65)

Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	5,213,446	1,310,870	4,236,788	1,256,514

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(4,587)	$(5,797)	$(8,587)	$(12,124)
Non-cash share based compensation expense	314	1,023	633	1,819
Depreciation of property and equipment, net	79	116	173	229

Non-GAAP net loss	$(4,194)	$(4,658)	$(7,781)	$(10,076)

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ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2019	2018
Assets

Current assets
Cash and cash equivalents	$24,054	$9,546
Trade receivable, net	417	758
Prepaid expenses and other current assets	1,384	693
Inventories	2,661	2,240
Total current assets	28,516	13,237

Restricted cash and other long term assets	1,110	1,099
Operating lease right-of-use assets	1,893	-
Property and equipment, net	453	626
Total assets	$31,972	$14,962

Liabilities and equity

Current liabilities
Current maturities of long term loan	$3,493	$1,722
Current maturities of operating leases	635	-
Trade payables	2,817	2,328
Other current liabilities	1,425	1,332
Total current liabilities	8,370	5,382

Long term loan, net of current maturities	4,373	6,965
Noncurrent operating leases	1,404	-
Other long-term liabilities	557	670

Shareholders’ equity	17,268	1,945
Total liabilities and equity	$31,972	$14,962

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ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Six Months Ended June 30,
	2019	2018

Net cash used in operating activities	$(7,957)	$(9,068)

Net cash used in investing activities	-	(3)

Net cash provided by financing activities	22,474	3,579
Increase (decrease) in cash, cash equivalents, and restricted cash	14,517	(5,492)
Cash, cash equivalents, and restricted cash at beginning of period	10,347	15,423
Cash, cash equivalents, and restricted cash at end of period	$24,864	$9,931

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ReWalk Robotics Ltd. And subsidiaries

(unaudited)

(In thousands, except units placed)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenue:
Israel	$2	$-	$2	$-
United States	426	1,091	923	2,269
Europe	418	673	1,497	1,014
Asia Pacific	31	6	36	8
Latin America	-	-	-	58
Total Revenue	$877	$1,770	$2,458	$3,349

Units Placed:
Israel	-	-	1	-
United States	4	13	7	27
Europe	9	8	19	16
Asia Pacific	1	-	1	-
Latin America	-	-	-	1
Total Units Placed	14	21	28	44

Revenue:
Personal units revenue	$851	$1,770	$2,397	$3,269
Rehabilitation units revenue	-	-	-	80
ReStore units revenue	26	-	61	-
Total Revenue	$877	$1,770	$2,458	$3,349

Units Placed:
Personal units placed	13	21	27	43
Rehabilitation units placed	-	-	-	1
ReStore units placed	1	-	1	-
Total Units Placed	14	21	28	44

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